        Exhibit 21.1

                                Progenics Pharmaceuticals, Inc.
                      Subsidiaries of the Company

                          STATE OR COUNTRY OF
               NAME                                                                                                                            INCORPORATION
______________________________________________                                                    __________________________

Excelsior Life Sciences Ireland Limited                                          Ireland
Progenics Life Sciences Limited                                              England and Wales
Progenics Pharmaceuticals Nevada, Inc.                                                  Nevada
PSMA Development Company LLC                                          Delaware